1Q18 Financial Results April 20, 2018 Exhibit 99.2

Forward-looking statements and use of key performance metrics and non-GAAP financial measures This document contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Statements regarding potential future share repurchases and future dividends are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense; The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment; Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals; Our ability to meet heightened supervisory requirements and expectations; Liabilities and business restrictions resulting from litigation and regulatory investigations; Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or share repurchases will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries), and any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the United States Securities and Exchange Commission on February 22, 2018. Key Performance Metrics and Non-GAAP Financial Measures and Reconciliations Key Performance Metrics: Our management team uses key performance metrics (KPMs) to gauge our performance and progress over time in achieving our strategic and operational goals and also in comparing our performance against our peers. We have established the following financial targets, in addition to others, as KPMs, which are utilized by our management in measuring our progress against financial goals and as a tool in helping assess performance for compensation purposes. These KPMs can largely be found in our periodic reports which are filed with the Securities and Exchange Commission, and are supplemented from time to time with additional information in connection with our quarterly earnings releases. Our key performance metrics include: Return on average tangible common equity (ROTCE); Return on average total tangible assets (ROTA); Efficiency ratio; Operating leverage; and Common equity tier 1 capital ratio. In establishing goals for these KPMs, we determined that they would be measured on a management-reporting basis, or an operating basis, which we refer to externally as “Adjusted” or “Underlying” results. We believe that these “Adjusted” or “Underlying” results provide the best representation of our financial progress toward these goals as they exclude items that our management does not consider indicative of our ongoing financial performance. KPMs that contain “Adjusted” or “Underlying” results are considered non-GAAP financial measures. Non-GAAP Financial Measures: This document contains non-GAAP financial measures. The appendix presents reconciliations of our non-GAAP measures. These reconciliations exclude “Adjusted” or “Underlying” items, which are included, where applicable, in the financial results presented in accordance with GAAP. “Adjusted” or “Underlying” results, which are non-GAAP measures, exclude certain items, as applicable, that may occur in a reporting period which management does not consider indicative of on-going financial performance. The non-GAAP measures presented in the appendix include reconciliations to the most directly comparable GAAP measures and are: “noninterest income”, “total revenue”, “noninterest expense”, “pre-provision profit”, “total credit-related costs”, “income before income tax expense”, “income tax expense”, “effective income tax rate”, “net income”, “net income available to common stockholders”, “other income”, “salaries and employee benefits”, “outside services”, “amortization of software expense”, “other operating expense”, “net income per average common share”, “return on average common equity” and “return on average total assets”. We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe our “Adjusted” or “Underlying” results in any period reflect our operational performance in that period and, accordingly, it is useful to consider our GAAP results and our “Adjusted” or “Underlying” results together. We believe this presentation also increases comparability of period-to-period results. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under GAAP.

1Q18 highlights

Improving profitability and returns	■ Net income available to common of $381 million up 22% YoY, 31% on an Underlying basis.[1] Diluted EPS of $0.78 up 28%, 37% on an Underlying basis. – Given 4Q17 $317 million net after-tax benefit of notable items primarily tied to 2017 Tax Legislation, net income and EPS down 42% QoQ; On an Underlying basis[1] net income available to common up 9% and EPS up 10% QoQ ■ ROTCE of 11.7% compares with 9.7% in 1Q17, or 9.0% on an Underlying basis[1] ■ Revenue of $1.5 billion up 6% YoY and down 1% QoQ given day count and seasonal impacts – NII up 1% QoQ despite $18 million decrease tied to day count, and 9% YoY – NIM of 3.16% up 8 bps QoQ and 20 bps YoY, with average and spot loan growth of 1% QoQ and 3% YoY – Noninterest income down 8% QoQ given 4Q17 notable items, down 4% on an Underlying basis[1] reflecting seasonality; down 2% YoY reflecting near-record 1Q17 Capital Markets results ■ Positive operating leverage 2.1% YoY; Efficiency ratio improved 125 bps YoY to 60.4%[1]
Continued progress on strategic growth, efficiency and balance sheet optimization initiatives	■ Generated 3% YoY growth in average loans[2] and deposits – Average loan yields of 4.15% improved 46 bps YoY, reflecting improved portfolio mix and the benefit of higher rates – Average deposit costs remain well controlled, up 20 bps YoY ■ Consumer Banking initiatives – Continued balance sheet momentum with average loans up 5% and average deposits up 2% YoY; Wealth managed money revenue up 31% YoY; and conforming mortgage origination mix of 45% ■ Commercial Banking initiatives – Average loan growth of 2% and deposit growth of 6% YoY; Capital Markets pipelines robust entering 2Q18; well positioned with expanded M&A and underwriting capabilities
Strong credit quality	■ Provision expense of $78 million decreased from $83 million in 4Q17 and $96 million in 1Q17 despite an $8 million reserve build ■ Overall credit quality remains strong; NPLs 78 bps of loans, down 1 bp QoQ and down 19 bps YoY – NPL coverage ratio of 144% compares with 142% in 4Q17 and 117% in 1Q17 ■ Allowance to loans and leases of 1.12% remained relatively stable with 4Q17 and 1Q17
Strong capital, liquidity and funding	■ Robust capital levels, with a common equity tier 1 ratio of 11.2%;[3] TBV per share of $27.24, up 5% from 1Q17 ■ 1Q18 average deposits increased $3.5 billion, or 3%, vs. 1Q17; period-end loan-to-deposit ratio of 97% ■ Repurchased $175 million of common shares, and including common dividends returned $283 million to shareholders

Note: Throughout this presentation numbers in tables and charts may not foot to presented totals due to rounding.
1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to "Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation.
2) Throughout this presentation references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale also referred to as LHFS.
3) Current period regulatory capital ratios are preliminary.

Citizens Financial Group, Inc.™

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GAAP financial summary

$s in millions	1Q18	4Q17	1Q17	1Q18 change from 4Q17 $	4Q17 %	1Q18 change from 1Q17 $	1Q17 %	
Net interest income	$1,091	$1,080	$1,005	$ 11	1%	$ 86	9%	
Noninterest income	371	404	379	(33)	(8)	(8)	(2)	Positive operating leverage of 2.1%
Total revenue	1,462	1,484	1,384	(22)	(1)	78	6	
Noninterest expense	883	898	854	(15)	(2)	29	3	
Pre-provision profit	579	586	530	(7)	(1)	49	9	
Provision for credit losses	78	83	96	(5)	(6)	(18)	(19)	
Income before income tax expense	501	503	434	(2)	—	67	15	
Income tax expense (benefit)	113	(163)	114	276	169	(1)	(1)	
Net income	$ 388	$ 666	$ 320	$ (278)	(42)	$ 68	21	YoY Underlying[1]
Preferred dividends	7	—	7	7	NM	—	—	
Net income available to common stockholders	$ 381	$ 666	$ 313	$ (285)	(43)%	$ 68	22%	↑ 31%
$s in billions								
Average interest-earning assets	$138.7	$138.4	$136.4	$ 0.2	— %	$ 2.3	2%	
Average deposits	$113.4	$113.8	$110.0	$ (0.3)	— %	$ 3.5	3%	
Key performance metrics[1]								
Net interest margin	3.16 %	3.08 %	2.96 %	8 bps		20 bps		
Loan-to-deposit ratio[2]	97.0	96.7	97.0	23		(6)		
ROACE	7.8	13.5	6.5	(563)		131		
ROTCE	11.7	19.9	9.7	(821)		203		↑ 273 bps
ROA	1.0	1.7	0.9	(71)		17		
ROTA	1.1	1.8	0.9	(75)		17		
Efficiency ratio	60.4 %	60.5 %	61.7 %	(9) bps		(125) bps		
FTEs[3]	17,546	17,594	17,515	(48)	— %	31	— %	
Per common share								
Diluted earnings	$ 0.78	$ 1.35	$ 0.61	$ (0.57)	(42)%	$ 0.17	28%	↑ 37%
Tangible book value	$27.24	$27.48	$26.02	$ (0.24)	(1)%	$ 1.22	5%	
Average diluted shares outstanding (in millions)	489.3	493.8	511.3	(4.5)	(1)%	(22.1)	(4)%	

Highlights

Linked quarter:

- Net income available to common stockholders down $285 million, or 43%, and EPS down $0.57, or 42%, driven by 4Q17 impact of a net $317 million after-tax notable items benefit largely tied to 2017 Tax Legislation
  - Underlying net income available to common up 9%, and EPS up 10%[1]
- NII up $11 million, or 1%, reflecting 1% average loan growth and an 8 bp improvement in NIM
- Noninterest income decreased $33 million, reflecting impact of 4Q17 notable items
  - Down $16 million on an Underlying basis[1]
- Noninterest expense decreased $15 million from 4Q17, which included the impact of notable items
- Provision for credit losses decreased $5 million

Prior-year quarter:

- Net income available to common stockholders up 22% and EPS up 28%, reflecting 1Q17 notable items
- NII up $86 million, or 9%, driven by 3% average loan growth and a 20 bp improvement in NIM
- Noninterest income down $8 million from 1Q17 levels that reflected near-record Capital Markets fees
- Noninterest expense up $29 million, largely reflecting continued investments in our capabilities
- Provision for credit losses decreased $18 million

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to "Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation.
2) Includes held for sale. Loan-to-deposit ratio is period end.
3) Full-time equivalent employees.

Citizens Financial Group, Inc.

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Linked quarter: Underlying net income available to common stockholders(1) of $381 million increased $32 million, or 9%; EPS of $0.78 increased 10%(1) NII up $11 million, or 1%, reflecting 1% average loan growth and an 8 bp improvement in NIM given higher loan yields and rates Underlying noninterest income(1) decreased $16 million, or 4%, largely reflecting seasonality Underlying noninterest expense(1) increased 3% driven by seasonally higher salaries and employee benefits expense Efficiency ratio of 60.4%(1) Prior-year quarter: Underlying net income available to common stockholders increased $91 million, or 31%; EPS increased 37%(1) NII up $86 million, or 9%, reflecting 3% average loan growth and a 20 bp increase in NIM given higher loan yields and rates Noninterest income decreased $8 million, or 2% Driven by a reduction in Capital Markets fees from near-record 1Q17 levels as well as lower other income Noninterest expense up $29 million, or 3% Reflects higher salaries and benefits expense driven by the impact of higher long-term incentive expense as well as continued investments to drive future growth Efficiency ratio improved 125 bps; 2.1% positive operating leverage(1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation. Highlights 1Q18 Underlying financial summary(1) YoY Underlying(1) Positive operating leverage of 2.1% á 31% á 273 bps á 37%

Net interest income Highlights Linked quarter: NII up $11 million, or 1% Reflects an 8 bp increase in NIM and 1% loan growth, partially offset by decrease tied to day count NIM of 3.16% up from 3.08% Reflects higher interest-earning asset yields tied to higher interest rates and improving loan mix toward higher-return categories, partially offset by higher deposit and funding costs Includes ~3 bp benefit from Balance Sheet Optimization initiatives Prior-year quarter: NII up $86 million, or 9%, with NIM up 20 bps Reflects 3% growth in loans and loans held for sale Growth in NIM reflects higher interest-earning asset yields given higher interest rates and continued mix shift towards higher-yielding assets, partially offset by higher deposit and funding costs Includes ~7 bp benefit from Balance Sheet Optimization initiatives Net interest income $s in millions, except earning assets Average interest-earning assets Net interest income Net interest margin Net interest margin walk

Note: Other income includes bank-owned life insurance and other income. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation. Noninterest income $s in millions Linked quarter: Noninterest income decreased $33 million, reflecting $17 million impact of 4Q17 notable items Down $16 million on an Underlying basis,(1) largely reflecting seasonality Seasonal decline in service charges and fees Card fees up $5 million as the impact of seasonality was more than offset by the benefit of lower transaction expense and higher balance transfer fees Lower foreign exchange and interest rate product fees, mortgage banking fees and trust and investment services fees largely tied to impact of long-term rate movements Capital Markets fees decreased $3 million, as strength in underwriting fees was more than offset by lower syndications fees reflecting overall industry trends Capital markets pipeline robust entering 2Q18, up significantly since start of year Other income down largely reflecting a decrease tied to hedging revenue and lower leasing income Prior-year quarter: Noninterest income down $8 million from 1Q17 levels that reflected near-record Capital Markets fees Highlights Underlying noninterest income(1) GAAP noninterest income(1)

$s in millions Noninterest expense Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation. Highlights Linked quarter: Noninterest expense down $15 million, driven by a $40 million decrease tied to notable items On an Underlying basis,(1) noninterest expense increased $25 million driven by seasonally higher salaries and employee benefits Salaries and benefits $20 million higher; on an Underlying basis up $37 million driven by seasonally higher salaries and employee benefits(1) FTEs decreased by 48, reflecting seasonality and efficiency efforts Outside services expense down $19 million; down $7 million on an Underlying basis from seasonally higher fourth quarter levels(1) Other expense down $17 million; down $6 million on an Underlying basis driven by lower insurance and pension plan costs(1) Prior-year quarter: Noninterest expense up $29 million, driven by salaries and benefits, largely reflecting annual merit increases, increased stock-based compensation costs, revenue-based incentives and the impact of strategic growth initiatives FTEs increased by 31, reflecting the Western Reserve acquisition and strategic growth initiatives, partially offset by the impact of efficiency initiatives Outside services expense increased $8 million, tied to consumer strategic investments Other expense down modestly driven by lower pension plan costs Underlying efficiency ratio(1) GAAP efficiency ratio(1)

Average Loans and Leases Linked quarter: Average core loans and leases up $686 million, or 1%; up 1% on a period-end basis Core retail loans up $431 million, or 1%, largely reflecting growth in residential mortgage, education and unsecured Core commercial loans up $345 million, or 1%, driven by strength in Industry Verticals and the impact of geographic expansion strategies, partially offset by a planned reduction in the Asset Finance portfolio Total loan yields improved 15 basis points given the impact of continued mix shift toward higher returning categories and higher short-term rates Prior-year quarter: Average core loans and leases up $3.7 billion, or 4%; up 4% on a period-end basis Core retail loans up $2.8 billion, or 5%, driven by strength in residential mortgage, unsecured and education Core commercial loans up $821 million, or 2%, driven by strength in Private Equity, Commercial Real Estate and Industry Verticals, as well as the impact of geographic expansion strategies, partially offset by a planned reduction in the Asset Finance portfolio Total loan yields improved 47 basis points given the impact of continued mix toward higher returning categories and higher short-term rates Highlights YoY Loan Growth á 4% á 5% á 2% Total Core Total Core Retail Total Core Commercial Total core commercial loans and leases Total core retail loans

Average funding and cost of funds Highlights $s in billions Average interest-bearing liabilities and DDA Total long-term borrowings Fed funds, repo, ST borrowed funds Term deposits Checking with interest DDA Money market & savings Linked quarter: Total average deposits remained relatively stable despite seasonality Largely reflects growth in checking with interest and savings more than offset by a reduction in money market and demand deposits Total deposit costs remained well-controlled at 0.52%, up 6.5 bps despite the impact of higher interest rates Total cost of funds increased 9 bps, reflecting continued normalization of our liabilities structure, including issuance of $750 million in senior debt, and rising rates Prior-year quarter: Average total deposits up $3.5 billion, or 3% Reflects strength in term, checking with interest, savings and demand deposits, partially offset by lower money market balances Total deposit costs increased 20 bps as the impact of higher rates was partially offset by growth in lower-cost categories and continued pricing discipline Total cost of funds increased 25 bps, reflecting the impact of the shift toward a more balanced mix of long-term and short-term funding along with the impact of higher interest rates

Strong credit-quality trends continue Allowance for loan and lease losses to nonperforming loans and leases. $s in millions (1) Nonperforming loans Allowance for loan and lease losses Highlights Provision for credit losses, net charge-offs Provision for credit losses Total net c/os Net c/o ratio Core c/o ratio Overall credit quality remains strong, reflecting growth in lower-risk retail portfolios and a stable risk profile in commercial NPLs to total loans and leases ratio of 0.78% remained relatively stable with 4Q17 and improved from 0.97% in 1Q17 NPLs of $868 million remained relatively stable with 4Q17, as a decrease in retail more than offset an increase in commercial Net charge-offs of $70 million, or 0.26% of average loans and leases, decreased $8 million from 4Q17 and $17 million from 1Q17 Commercial net recovery of $3 million improved $22 million YoY Retail net charge-offs of $73 million up modestly YoY Provision for credit losses of $78 million decreased $5 million from 4Q17 despite an $8 million reserve build; YoY results reflect strong portfolio credit quality and lower net charge-offs Allowance to total loans and leases of 1.12% remained relatively stable Allowance to NPL coverage ratio improved to 144% from 142% in 4Q17 and 117% in 1Q17

Capital and liquidity remain strong Highlights Capital levels remain at the higher end of the range for regional peers 1Q18 CET1 ratio of 11.2% stable compared with 4Q17 Net income: 30 bp increase RWA growth: 12 bp decrease Common share repurchase: 13 bp decrease Dividends and other: 8 bp decrease LDR of 97.0% compares with 96.7% in 4Q17 Fully compliant with LCR and current understanding of NSFR(2) 2017 CCAR plan reflects further commitment towards prudent return of capital During 1Q18, repurchased 3.9 million shares of common stock at a weighted-average price of $45.02, and including common dividends returned $283 million to shareholders Current reporting period regulatory capital ratios are preliminary. Based on the September 2014 release of the U.S. version of the Liquidity Coverage Ratio (LCR). Note that as a modified LCR company, CFG’s minimal LCR requirement is 100% as of January 2017. Reflects current understanding of Net Stable Funding Ratio (NSFR), although a U.S. version of the NSFR rule has not been finalized. Period end includes held for sale. Capital Ratio trend(1) Loan-to-deposit ratio(3)

Strategic initiatives update

Balance Sheet Optimization	▪ Grow higher risk-adjusted return portfolios	▪ NIM up 20 bps YoY with ~7 bps due to our overall BSO efforts ▪ Core Education, personal unsecured and merchant financing up 35% YoY; renewed SOFI flow agreement ▪ CRE originations of $604 million with coupon up 40 bps YoY; Industry Vertical loans up 13% YoY
Balance Sheet Optimization	▪ Reposition select portfolios	▪ Optimizing Auto and Asset Finance portfolios; core yields up 31 bps and 26 bps YoY, respectively
Balance Sheet Optimization	▪ Optimize deposit mix	▪ Targeting increased DDA and improving mix toward lower cost deposits
Fee growth – Consumer	▪ Enhance Mortgage platform	▪ Conforming mix 45% in 1Q18; seeing positive traction with direct-to-consumer channel; adding MSRs
Fee growth – Consumer	▪ Expand Wealth	▪ Wealth fee-based sales mix 42% in 1Q18, up from 36% in 1Q17; Fee-based investment sales up 17% YoY
Fee growth – Commercial	▪ Expand Cap/Global Mkts capabilities	▪ M&A Advisory and equity underwriting up $6 million YoY; Capital Mkts pipelines robust entering 2Q
Fee growth – Commercial	▪ Build out Treasury Solutions	▪ Added over 20 FTE YoY in sales, product and technology to support growth; Commercial card fees up 25% YoY driven by strong comparable increase in purchase volume
Foundational	▪ TOP IV Program efficiency & revenue initiatives on track to deliver end of 4Q18 run-rate pre-tax benefit of $95-$110 million	
Foundational	▪ Streamline functions and processes - Implement Lean and Agile ways of working	
Foundational	▪ Leverage enhanced data analytics/transformative technology - APIs, robotics, cloud	
Capital	▪ Continue capital normalization	▪ Announced quarterly dividend increase of 22% to $0.22 per share beginning in 1Q18 ▪ Returned $283 million to common shareholders in 1Q18, including dividends and repurchases

Strategic & business highlights

Citizens

- *Global Finance* ranks Citizens Best Bank in Northeast and Great Lakes Regions for 2018

Consumer

- Citizens Bank ranked #1 in Temkin Customer Experience Ratings(1) for U.S. banks
- More than 100,000 Citizens customers registered for Zelle P2P payments
- Opened first flagship banking and wealth center in Boston MSA

Commercial

- Launched asset-backed securitization lending capability to enhance and build new client relationships
- Entered strategic partnership to refer CRE clients for long-term permanent-financing opportunities

1) 2018 Temkin Experience Rating, U.S. March 2018.

Citizens Financial Group, Inc.™

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2Q18 outlook

	1Q18	2Q18 expectations vs. 1Q18
Net interest income, net interest margin	▪ $111.8 billion average loans ▪ 3.16% NIM	▪ ~1.5% average loan growth ▪ NIM up modestly reflecting benefit of higher short-term rates, partially offset by modest curve flattening
Noninterest income	▪ $371 million	▪ Up ~5% reflecting rebound in Capital Markets
Noninterest expense	▪ $883 million	▪ Relatively stable ▪ Positive operating leverage and efficiency ratio improvement
Credit trends, tax rate	▪ $78 million provision expense ▪ 22.5% effective tax rate	▪ Provision expense $80 - $90 million ▪ Tax rate of ~23%
Capital, liquidity and funding	▪ 11.2% CET1 ratio[1] ▪ 99% avg. loan-to-deposit ratio ▪ 97% spot loan-to-deposit ratio	▪ Quarter-end Basel III common equity tier 1 ratio ~11.2% ▪ Average loan-to-deposit ratio of ~98%

1) Current period regulatory capital ratios are preliminary.

Citizens Financial Group, Inc.™

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Key messages Citizens 1Q18 results highlight disciplined execution and continued momentum Delivered EPS growth of 28% YoY, 37% on Underlying basis(1) 11.7% ROTCE and 60% efficiency ratio(1) Operating leverage of 2.1% YoY(1) Continuing to execute well on TOP programs Robust balance sheet position 11.2% CET1 ratio permits strong loan growth and attractive returns to shareholders(2) Credit quality and key coverage metrics remain strong Remain focused on growing more attractive risk-adjusted return portfolios and controlling deposit costs Continued strong execution against all strategic initiatives Keen focus on continuous improvement Continue to self-fund significant investments in technology, digital capabilities, talent and growth initiatives Focused on delivering enhanced customer experience Favorable outlook for 2Q18, reiterate broad full-year 2018 guidance Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation. Current period regulatory capital ratios are preliminary.

Appendix

Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. Notable items There were no notable items in 1Q18. Several items occurring in 4Q17 have been excluded from reported results to better reflect underlying operating results.(1) 4Q17 reported results included a gain related to the adjustment of our deferred tax liability (“DTL”) resulting from the Tax Legislation passed in December 2017. We elected to invest some of this gain to benefit our colleagues and the communities we serve, through a special $1,000 bonus to eligible colleagues and a $10 million contribution to the Citizens Foundation. 4Q17 reported results also included a relatively small gain on the sale of a Trouble Debt Restructuring portfolio (“TDR Transaction II”) which was offset by other notable items associated with our TOP IV efficiency initiatives. First quarter 2017 results included a $23 million benefit, or $0.04 per common share, related to the settlement of certain state tax matters.

Making consistent progress against our financial goals


Key Indicators
Medium-term targets
Adjusted/Underlying ROTCE(1)
4.3% 5.2% 5.2% 6.3% 6.2% 6.8% 6.7% 6.7% 6.6% 6.8% 6.6% 7.3% 8.0% 8.4% 9.0% 9.6% 10.1% 10.4% 11.7%
~13 - 15%
Adjusted/Underlying efficiency ratio(1)
68% 68% 69% 70% 68% 67% 68% 67% 66% 66% 66% 65% 63% 62% 62% 62% 59% 59% 60%
60%
~52 - 56%
Common equity tier 1 ratio(2)
13.9% 13.5% 13.4% 13.3% 12.9% 12.4% 12.2% 11.8% 11.8% 11.7% 11.6% 11.5% 11.3% 11.2% 11.2% 11.2% 11.1% 11.2% 11.2%
~10.0 - 10.25%
EPS Adjusted/Underlying diluted EPS(1)
$0.26 $0.30 $0.30 $0.37 $0.36 $0.39 $0.39 $0.40 $0.40 $0.42 $0.41 $0.46 $0.52 $0.55 $0.61 $0.63 $0.68 $0.71 $0.78
$0.57
3Q13(3) 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18
Adjusted results(1)
Reported results(1)
Underlying results(1)

1) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to "Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable.
2) Common equity tier 1 ("CET1") capital under Basel III replaced tier 1 common capital under Basel I effective January 1, 2015. Current period regulatory capital ratios are preliminary.
3) Commencement of separation effort from RBS.

Citizens Financial Group, Inc.

18

Year-over-year results Includes loans held for sale. Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to “Underlying” results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation. GAAP results Underlying results(2) á 3% Average loans(1) $s in billions á 3% Average deposits $s in billions á 9% Pre-provision profit $s in millions á203 bps NI á 22% $0.57 Underlying á 31% Net income available to common shareholders and EPS $s in millions, except per share data Return on average tangible common equity(2) 9.0% Underlying á 273 bps EPS á28% $0.78 $0.61 $290 Underlying á 37% á17 bps Return on average total tangible assets(2) 0.85% Underlying á 23 bps

Linked-quarter results

Average loans(1)
$s in billions



$111.2
$111.8
↑ 1%
4Q17
1Q18

Average deposits
$s in billions



$113.8
$113.4
4Q17
1Q18

Pre-provision profit
$s in millions



$609
$586
$579
↓ 1%
Underlying
↓ 5%
4Q17
1Q18

Net income available to common shareholders and EPS
$s in millions, except per share data



$666
$1.35
$349
$0.71
$381
$0.78
NI ↓ 43%
Underlying
↑ 9%
EPS ↓ 42%
Underlying
↑ 10%
4Q17
1Q18

Return on average total tangible assets(2)



1.83%
0.96%
1.08%
↓ 75 bps
Underlying
↑ 12 bps
4Q17
1Q18

Return on average tangible common equity(2)



19.9%
10.4%
11.7%
↓ 821 bps
Underlying
↑ 128 bps
4Q17
1Q18

GAAP results
Underlying results(2)

1) Includes loans held for sale.
2) Please see important information on Key Performance Metrics and Non-GAAP Financial Measures at the beginning and end of this presentation for an explanation of our use of these metrics and non-GAAP financial measures and their reconciliation to GAAP financial measures. Where there is a reference to "Underlying" results in a paragraph, all measures that follow these references are on the same basis, when applicable. For detailed information regarding notable items, see the appendix of this presentation.

Citizens Financial Group, Inc.

20

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data

Key performance metrics, Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data